UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 3, 2015

Date of Earliest Event Reported: March 2, 2015

Principal Solar, Inc.

(Exact name of registrant as specified in its charter)

333-193058
(Commission File Number)

Delaware	27-3096175
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2700 Fairmount Street

Dallas, TX 75201

(855) 774-7799

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 27, 2015, the Company entered into a convertible loan agreement with Alpha Capital Anstalt ("Alpha") to borrow $1,250,000. The loan in convertible into shares of Principal Solar, Inc.'s $.01 par value common stock ("Common Stock") at a rate of $1.00 per share, bears interest at a rate of 8% per annum, all principal and interest is due on August 27, 2015, and the loan is secured by the assets of Principal Solar, Inc. and subsidiaries; excluding Powerhouse One and all interest in its operations, its assets, and proceeds or distributions therefrom. Principal and accrued interest on the loan is convertible at any time into shares of Common Stock at a rate of $1.50 per share. In connection with the loan, the Company granted to Alpha 625,000 warrants exercisable at $1.50 per share, and gave Alpha piggy-back registration rights, as well as anti-dilution protection on both the Common Stock into which the note may convert and for which the Warrants may be exercised under the occurrence of certain events.

Item 3.02 Unregistered Sale of Equity Securities.

The matter described in Item 2.03 herein affords Alpha the opportunity to convert the outstanding principal into up to 1,250,000 shares of Common Stock at a price of $1.00 per share. Accrued interest on the principal amount outstanding at any point in time can also be converted into a number of shares of Common Stock determinable only at the time of conversion. Additionally, Alpha can also exercise warrants resulting in the Company issuing an additional 625,000 shares of Common Stock at an exercise price of $1.50 per share.

In connection with the convertible loan, Alpha was given piggy-back registration rights for shares resulting from the conversion of principal or interest or the exercise of warrants. The warrants and the convertible note were issued in accordance with the private placement exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	8% Senior Secured Convertible Debenture Due August 27, 2015, between Principal Solar, Inc. and Alpha Capital Anstalt dated March 2, 2015

4.2	Common Stock Purchase Warrant of Principal Solar, Inc. dated March 2, 2015

10.1	Securities Purchase Agreement between Principal Solar, Inc. and Alpha Capital Anstalt dated March 2, 2015

10.2	Security Agreement between Principal Solar, Inc. and Alpha Capital Anstalt dated March 2, 2015

10.3	Subsidiary Guaranty executed by Principal Solar, Inc.'s wholly-owned subsidiaries SenGen StepGuys, LLC and SunGen Mill 77, and dated March 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRINCIPAL SOLAR, INC.

Date: March 3, 2015	By:	/s/ David N. Pilotte
Chief Financial Officer